UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2024

RIGETTI COMPUTING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40140	88-0950636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

775 Heinz Avenue, Berkeley, California	94710
(Address of principal executive offices)	(Zip Code)

(510) 210-5550

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGTI	The Nasdaq Capital Market
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	RGTIW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01.	Regulation FD Disclosure.

On November 25, 2024, Rigetti Computing, Inc. (the “Company”) issued a press release announcing the completion of sales of $100 million gross proceeds of common stock under the ATM Program (as defined below). A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”) and is hereby incorporated by reference.

The information included in Item 7.01 of this Current Report (including Exhibit 99.1 hereto) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to liabilities of that section, and shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01.	Other Events.

On November 25, 2024, the Company announced that it has completed sales of $100 million gross proceeds of common stock pursuant to its previously disclosed “at-the-market” equity offering program (the “ATM Program”) since the commencement of the ATM Program in March 2024. Since September 30, 2024, the Company has received aggregate net proceeds of approximately $58.4 million (after deducting commissions and offering expenses) upon the sale of 38,091,364 shares of its common stock under the ATM Program. The Company intends to use the funds generated by the ATM Program for working capital, capital expenditures and other general corporate purposes, including continuing to focus on its strategy as a leader in superconducting quantum computing and continuing to work to improve its 2-qubit gate fidelity and scale towards higher qubit count systems. Including the proceeds from the ATM Program, the Company believes that its existing cash, cash equivalents and marketable securities should be sufficient to support its operations as currently planned through the end of 2026.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can be identified by the use of words such as “should,” “may,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “forecasts,” “expects,” “plans,” “proposes” and similar expressions. Forward-looking statements contained in this Current Report include, but are not limited to, statements regarding the Company’s expectations with respect to the sufficiency of its capital resources and use of funds. Although the Company believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from such forward-looking statements, including the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap, help unlock quantum computing, and develop practical applications; the potential of quantum computing; the Company’s estimates of expenses and profitability; and the possibility that the Company may be adversely affected by other economic, business, or competitive factors; among other risks, uncertainties, and important factors discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as updated by its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and its other filings with the Securities and Exchange Commission from time to time. Forward-looking statements speak only as of the date of the document in which they are contained, and the Company does not undertake any duty to update any forward-looking statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by the Company on November 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 25, 2024

RIGETTI COMPUTING, INC.

By:	/s/ Jeffrey Bertelsen
Jeffrey Bertelsen
Chief Financial Officer